SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2006

VIISAGE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-21559	04-3320515
(Commission file number)	(I.R.S. employer identification no.)

296 Concord Road, Third Floor, Billerica, Massachusetts 01821

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 932-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 18, 2006, the Company issued a press release announcing its intention to list its common stock on the New York Stock Exchange (the “NYSE”) and to simultaneously delist its common stock from the NASDAQ National Market upon consummation of its merger with Identix Corporation. The Company expects its common stock to commence trading on the NYSE on August 30, 2006 under the new symbol “ID.” A copy of the press release is attached hereto as Exhibit 99.1.

Also, on August 18, 2006, an officer of the Company informed the NASDAQ National Market that the Company expects to voluntarily cease trading on the NASDAQ National Market at the opening of business on August 30, 2006 and of the Company’s intention to transfer its listing to the NYSE.

Item 8.01 Other Events.

In the August 18, 2006 press release described in Item 3.01 above, Viisage provided information regarding the proposed merger with Identix. A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIISAGE TECHNOLOGY, INC.

Date: August 18, 2006	By:	/S/ BRADLEY T. MILLER
Bradley T. Miller Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated August 18, 2006, issued by Viisage Technology, Inc.